LivePerson Announces First Quarter 2020 Financial Results

-- Meets guidance for 18% year-over-year revenue growth in the first quarter, despite difficult environment --

-- Sees traditional voice centers shift to AI and messaging as work from home creates a new normal --

-- Widens 2020 revenue guidance range to balance heightened activity with macroeconomic risks --

-- Raises profit guidance and accelerates path to cash generation while investing in core growth drivers --

-- Earns numerous accolades for industry leadership in Conversational AI --

NEW YORK, May 5, 2020 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of conversational solutions, today announced financial results for the first quarter ended March 31, 2020.

First Quarter Highlights
Total revenue was $78.1 million for the first quarter of 2020, an increase of 18% as compared to the same period last year. Within total revenue, business operations revenue for the first quarter of 2020 increased 18% year over year to $71.8 million, and revenue from consumer operations increased 15% year over year to $6.2 million.

LivePerson signed 130 deals in the first quarter, an increase of 10% year over year, including the addition of 56 new and 74 existing customer contracts. Trailing-twelve-months average revenue per enterprise and mid-market customer increased greater than 20% in the first quarter to a record $365,000, up from approximately $300,000 in the equivalent prior-year period.

"The COVID crisis was a wake up call that the legacy call center model is a relic and incapable of supporting a remote from home workforce," said LivePerson CEO and founder, Rob LoCascio. "Whereas the corporate world turned to video conferencing applications to support office workers, LiveEngage is filling the void for the contact center. We are seeing Conversational Commerce adoption trends accelerate with many of our customers, and a new normal is emerging where brands are leading with AI-powered messaging built and managed by work from home agents. Clearly, there are macro-environmental risks to navigate, but our vision is more relevant than ever, and we are well positioned to come through this crisis a stronger company."

"LivePerson is executing well in a world that has changed rapidly over the past several weeks, and our resilient and agile business model has enabled us to deliver strong performance despite a challenging environment," added CFO

John Collins. "Furthermore, our ability to deploy automations internally and to capture cost efficiencies is accelerating our path to profitability and cash generation, even as we continue to invest in our core growth drivers of AI, sales capacity and product innovation. This investment rigor is securing our leadership in Conversational AI, a view that has been validated in recent months by the numerous accolades we have received from esteemed firms such as Forrester and Fast Company."

Customer Expansion
During the first quarter, the Company signed contracts with the following new customers:

•	A top 50 U.S. bank

•	A Fortune 500 health insurance provider

•	One of Europe's leading banks, with millions of consumers

•	A top 20 global telecommunications provider

•	A multi-billion dollar BPO
The Company also expanded business with:

•	One of the leading digital media companies, with tens of millions of subscribers

•	A top 20 multinational commercial bank

•	A top five global apparel retailer

•	One of the five largest life insurance companies

•	A government agency in the Asia-Pacific region

Net Loss and Adjusted Operating (Loss)
Net loss for the first quarter of 2020 was $37.0 million or $0.57 per share, as compared to a net loss of $18.9 million or $0.31 per share in the first quarter of 2019. Adjusted operating loss for the first quarter of 2020 was $10.2 million, as compared to an adjusted operating loss of $7.1 million in the first quarter of 2019. Adjusted operating (loss) excludes amortization of purchased intangibles, stock-based compensation, other litigation and consulting costs, restructuring costs, acquisition costs, interest income (expense), and other expense (income).

Net loss in the first quarter of 2020 includes charges of $10.2 million or $0.16 per share. These charges are comprised of $3.2 million of restructuring, $2.7 million of non-cash interest expense, $2.3 million of sales tax liability, $1.2 million of IP litigation costs, $0.8 million of employee benefit costs, and $0.1 million of consulting and other, net. Net loss in the first quarter of 2019 included charges of $4.1 million or $0.07 per share. These charges are comprised of $1.3 million of consulting, $1.1 million of IP litigation, $0.9 million of acquisition and restructuring costs, and $0.8 million of non-cash interest expense.

Adjusted EBITDA
Adjusted EBITDA for the first quarter of 2020 was a loss of $4.6 million or $0.07 per share, as compared to a loss of $3.2 million or $0.05 per share in the first quarter of 2019. Adjusted EBITDA excludes amortization of purchased intangibles, stock-based compensation, depreciation, other litigation and consulting costs, restructuring costs, acquisition costs, provision for (benefit from) income taxes, interest income (expense), and other expense (income).
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $171.5 million at March 31, 2020, as compared to $176.5 million at December 31, 2019.

Financial Expectations
Accounting for year-to-date contract signings and the strong volume trends we are seeing within our usage-based offerings, we expect second quarter revenue in a range of $83.0 million to $85.0 million, up 17% to 20% year over year and approximately 8% quarter over quarter.

When we look out to the remainder of 2020, we think it will take several more months before anyone has clear visibility into how the global economy will unfold. We are encouraged by the elevated usage trends in our business, our ramping partner activity, and the broad-ranging discussions we are having with our customers. We also recognize that there are macro risks stemming from the Coronavirus pandemic that can impact our sales cycles and customer attrition. Therefore, we are widening our revenue guidance range in order to balance the uncertainties of the current macro environment with the positive indicators we are currently seeing in our business. Our updated range of $340 million to $355 million calls for 17% to 22% growth in 2020.

With respect to our bottom line, we expect that our focus on internal automation, along with captured efficiencies, will reduce our 2020 expenses by $7.5 million to $16.5 million as compared to our prior guidance. As a result, we are increasing guidance for 2020 adjusted EBITDA to a range of $3.5 million to $10.5 million, from previous guidance for a loss of $3.0 million to a profit of $3.0 million. We anticipate second quarter adjusted EBITDA in a range of $1.0 million to $2.0 million, bringing the Company back to profitability one quarter ahead of schedule. Please see the first quarter 2020 supplemental slide deck posted on the investor relations section of the Company’s web site at http://www.ir.liveperson.com for more information.

The Company's detailed financial expectations are as follows:

Second Quarter 2020

Guidance
Revenue (in millions)	$83.0 - $85.0
GAAP net loss per share	$(0.39) - $(0.37)
Adjusted operating loss (in millions)	$(4.5) - $(3.5)
Adjusted EBITDA income (in millions)	$1.0 - $2.0
Fully diluted share count (in millions)	66.8

Full Year 2020

	Updated Guidance	Previous Guidance
Revenue (in millions)	$340.0 - $355.0	$350.0 - $355.0
GAAP net loss per share	$(1.63) - $(1.52)	$(1.64) - $(1.54)
Adjusted operating loss (in millions)	$(18.5) - $(11.5)	$(23.8) - $(17.8)
Adjusted EBITDA income (loss) (in millions)	$3.5 - $10.5	$(3.0) - $3.0
Fully diluted share count (in millions)	67.4	67.0

Other Full Year 2020 Assumptions

•
Approximately $11.0 million ($0.17 per share) of non-recurring charges including IP litigation expense of approximately $3.0 million, severance and restructuring of $4.0 million to $4.5 million, sales tax liability of $2.3 million, employee benefit costs of $0.8 million and consulting costs of $0.5 million to $0.7 million.

•	Amortization of purchased intangibles of $2.7 million

•	Non-cash interest expense of approximately $11.0 million

•	Stock-based compensation expense of approximately $58.3 million

•	Depreciation and amortization of approximately $22.0 million

•	Cash taxes paid of $3.0 million to $5.0 million. A GAAP tax liability of $2.9 million to $4.0 million

•	Capital expenditures of approximately $47.0 million

Furthermore, as a percent of revenue for the year, including amortization of intangibles and stock-based compensation, but excluding non-recurring expenses discussed above, we anticipate gross profit to be approximately 73.0%, sales and marketing 46.0%, product development 31.5% and G&A at 16.0%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended
	March 31,
	2020	2019
Cost of revenue	$1,249	$620
Sales and marketing	5,138	1,599
General and administrative	2,727	2,566
Product development	5,581	2,381
Total	$14,695	$7,166

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended
	March 31,
	2020	2019
Cost of revenue	$284	$285
Amortization of purchased intangibles	405	461
Total	$689	$746

Supplemental First Quarter 2020 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter 2020 on the investor relations section of the Company’s web site at http://www.ir.liveperson.com.
Earnings Teleconference Information
The Company will discuss its first quarter 2020 financial results during a teleconference today, May 5, 2020. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "8661608."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "8661608." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.

About LivePerson
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange, GM Financial, and The Home Depot, use our conversational solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship - a conversational relationship - with their millions of consumers. LivePerson was named to Fast Company's World's Most Innovative Companies list in 2020. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, interest income (expense), other expense (income), depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other costs; and adjusted operating income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, and other costs.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, LivePerson’s business, operations, revenue results, cash flow, operating expenses, demand for its solutions, sales cycles, customer retention and its customers’ businesses; potential fluctuations in our quarterly revenue and operating results; competition in the markets for mobile and online business messaging and digital engagement and AI technology; our ability to retain existing clients and attract new clients; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; risks relating to tax liabilities; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; our ability to retain key personnel, attract new personnel and to manage staff attrition; potential adverse impact due to foreign currency exchange rate fluctuations; supporting our existing and growing customer base could strain our personnel resources and infrastructure; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; risks relating to governmental export controls and economic sanctions; our ability to effectively operate on mobile devices; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks associated with the use of AI in our product offerings; technological or other defects could disrupt or negatively impact our services; risks related to corporate and social responsibility and reputation; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risks associated with the limitations on the effectiveness of our controls; our history of losses; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks relating to recently-enacted changes to the U.S. tax laws; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$78,088	$66,402

Costs and expenses:
Cost of revenue	22,820	18,649
Sales and marketing	42,680	33,036
General and administrative	16,469	14,167
Product development	25,716	18,173
Restructuring costs	3,190	279
Amortization of purchased intangibles	405	461
Total costs and expenses	111,280	84,765

Loss from operations	(33,192)	(18,363)

Other (expense) income, net
Interest Expense, net	(2,791)	(667)
Other (expense) income, net	(667)	733
Other (expense) income, net	(3,458)	66

Loss before provision for income taxes	(36,649)	(18,298)

Provision for income taxes	352	593

Net loss	$(37,001)	$(18,890)

Net loss per share of common stock:
Basic	$(0.57)	$(0.31)
Diluted	$(0.57)	$(0.31)

Weighted-average shares used to compute net loss per share:
Basic	64,388,850	61,422,227
Diluted	64,388,850	61,422,227

LIVEPERSON, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Three Months Ended
	March 31,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(37,001)	$(18,890)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	14,695	7,166
Depreciation and amortization	5,537	3,881
Amortization of tenant allowance	(129)	(129)
Amortization of purchased intangibles	689	746
Amortization of debt issuance costs	298	116
Accretion of debt discount on convertible senior notes	2,368	727
Changes in fair value of contingent consideration	(263)	—
Provision for doubtful accounts, net	615	502
Deferred income taxes	35	52

Changes in operating assets and liabilities:
Accounts receivable	24,112	(5,763)
Prepaid expenses and other current assets	(1,878)	(3,852)
Contract acquisition costs noncurrent	(2,445)	(2,825)
Other assets	(5)	(115)
Accounts payable	(3,412)	(744)
Accrued expenses and other current liabilities	2,987	(17,932)
Deferred revenue	(2,473)	11,150
Increase in operating lease liabilities	390	81
Other liabilities	(36)	138
Net cash provided by (used in) operating activities	4,084	(25,691)

INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(10,805)	(8,335)
Payments for acquisitions and intangible assets, net of cash acquired	(225)	(2)
Net cash used in investing activities	(11,030)	(8,337)

FINANCING ACTIVITIES:
Repurchase of common stock	—	(709)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	3,098	7,198
Proceeds from issuance of convertible senior notes	—	230,000
Payment of issuance costs in connection with convertible senior notes	—	(7,329)
Payments related to contingent consideration	—	(487)
Purchase of capped call option	—	(23,184)
Net cash provided by financing activities	3,098	205,489
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,196)	(123)
CHANGE IN CASH AND CASH EQUIVALENTS	(5,044)	171,338
CASH AND CASH EQUIVALENTS - Beginning of the period	176,523	66,449
CASH AND CASH EQUIVALENTS - End of the period	$171,479	$237,787

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2020		2019
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(37,001)		$(18,890)
Add/(less):
Amortization of purchased intangibles	689		746
Stock-based compensation	14,695		7,166
Depreciation and amortization	5,537		3,881
Contingent earn-out adjustments	(263)		—
Other litigation and consulting costs	4,708	(1)	2,417	(2)
Restructuring costs	3,190	(3)	279	(3)
Provision for income taxes	352		593
Acquisition costs	—		648
Interest expense (income)	2,791		667
Other expense (income), net	667		(733)
Adjusted EBITDA	$(4,635)		$(3,226)
Diluted adjusted EBITDA per common share	$(0.07)		$(0.05)

Weighted average shares used in diluted adjusted EBITDA per common share	64,388,850		61,422,227

Reconciliation of Adjusted Operating (Loss) Income:
Loss before provision for income taxes:	(36,649)		(18,298)
Add/(less):
Amortization of purchased intangibles	689		746
Stock-based compensation	14,695		7,166
Contingent earn-out adjustments	(263)		—
Other litigation and consulting costs	4,708	(1)	2,417	(2)
Restructuring costs	3,190	(3)	279	(3)
Acquisition costs	—		648
Interest expense (income)	2,791		667
Other expense (income), net	667		(733)
Adjusted operating (loss) income	$(10,172)		$(7,108)

(1) Includes sales tax liability of $2.3 million, litigation costs of $1.2 million, employee benefit cost of $0.8 million, and consulting costs of $0.4 million for the three months ended March 31, 2020.

(2) Includes litigation costs of $1.1 million, consulting costs of $1.3 million for the three months ended March 31, 2019.
(3) Includes severance costs and other compensation related costs of $3.2 million and $0.3 million for the three months ended March 31, 2020 and 2019, respectively.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	June 30, 2020	December 31, 2020
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(25,100) - $(24,100)	$(106,100) - $(98,900)
Add/(less):
Amortization of purchased intangibles	700	2,700
Stock-based compensation	14,500	58,300
Depreciation	5,500	22,000
Other costs	800	11,000
Other expense, net	3,700	12,600
Provision for income taxes	1,000 - 900	3,100 - 2,900
Adjusted EBITDA	$1,000 - $2,000	$3,500 - $10,500

Reconciliation of Projected Adjusted Operating Loss: (1)
Loss before provision for income taxes	$(24,200) - $(23,200)	$(103,100) - $(96,100)
Add/(less):
Amortization of purchased intangibles	700	2,700
Stock-based compensation	14,500	58,300
Other costs	800	11,000
Other expense, net	3,700	12,600
Adjusted operating (loss)	$(4,500) - $(3,500)	$(18,500) - $(11,500)

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$171,479	$176,523
Accounts receivable, net	61,811	87,620
Prepaid expenses and other current assets	15,722	13,964
Total current assets	249,012	278,107

Operating lease right of use asset	14,800	15,680
Property and equipment, net	82,816	76,236
Contract acquisition cost	33,607	31,965
Intangibles, net	11,339	11,812
Goodwill	94,945	94,987
Deferred tax assets	1,934	2,179
Other assets	1,735	1,744
Total assets	$490,188	$512,710

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,652	$12,302
Accrued expenses and other current liabilities	44,629	62,778
Deferred revenue	85,874	88,751
Operating lease liability	6,561	6,602
Total current liabilities	147,716	170,433

Deferred revenue	29	438
Convertible senior note, net	181,678	179,012
Other liabilities	77	72
Operating lease liability, net of current portion	12,251	12,865
Deferred tax liability	1,322	1,355
Total liabilities	343,073	364,175

Commitments and contingencies
Total stockholders' equity	$147,115	$148,535
Total liabilities and stockholders' equity	$490,188	$512,710

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com